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                                                                      EXHIBIT 10

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of ___________, 1999, by and between FIFTH THIRD BANCORP, an Ohio corporation (the "Company") and JAMES J. GIANCOLA (the "Employee").

                              W I T N E S S E T H :

WHEREAS, pursuant to the terms of an Affiliation Agreement, dated as of the date hereof (the "Affiliation Agreement"), CNB Bancshares, Inc., an Indiana Corporation ("CNB") will merge with and into Company with the Company as the surviving corporation; and,

WHEREAS, the services of the Employee are of a special, unique and unusual character which gives them distinctive value and the Company desires that the Employee continue after the merger to render services to the Company, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Employee desires to be employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, it is hereby agreed as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof on the Effective Time (as defined in the Affiliation Agreement) and expiring on the date three (3) years from the Effective Time (the "Expiration Date") or the Employee's employment with the Company is terminated as hereinafter provided. The term of the Employee's employment as set forth above is referred to herein as the "Employment Period".

2.       DUTIES.

         2.1 During the Employment Period, the Employee shall be employed by the Company in the position of Chief Executive Officer of Fifth Third Bank, Indiana and shall be subject to the general supervision, direction and control of the Board of Directors of the Company and the Board of Directors of the Bank in which Employee is employed (the "Board"). The Employee shall use his reasonable best efforts to perform such duties as are customary and appropriate in such capacities or offices.
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         2.2      During the Employment Period, the Employee shall devote
                  Employee's substantial business time, energies, attention and ability to the business of the Company, and shall perform the duties of Employee's employment with the Company and of any office or offices held by Employee in the Company to the best of his abilities. It is understood and agreed that, without prior written approval from the Board (which approval shall not be unreasonably withheld), the Employee may not engage as an employee or active participant in any other business activities during the period of Employee's employment by the Company, whether or not for profit or other pecuniary advantage. Notwithstanding the foregoing, (a) nothing contained in this Section 2.2 shall preclude the Employee from any investment or activity that existed at the time of this Agreement and which was disclosed by the Employee to the Company, (b) the Employee may make personal financial investments after the date of this Agreement which do not involve any active participation on Employee's part if such investments are made in compliance with Section 5.2 below, and
                  (c) the Employee may engage in charitable, educational, religious, civic, trade associations and similar types of activities, and (d) the Employee may serve on the board of directors of such other entities as may be approved by the Board; provided, however, that any such activities described in item (c) above must be reported promptly to the Board, and any activities described in items (a) through (d) above (i) must not materially interfere with the business of the Company or any Affiliate (as defined in Section 2.3 below) or the performance of the Employee's duties under this Agreement, and
                  (ii) must not materially conflict with the Company's or any Affiliate's policies concerning conflicts of interest. Any director's or other fees received by the Employee related to activities described in (a) and (d) above may be retained by such Employee.

         2.3 For purposes of this Agreement, an "Affiliate" of any person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "person", for purposes of this definition, shall include any corporation, partnership, limited liability company, trust or other entity but shall not include any individual. The Employee acknowledges that all references to an "Affiliate" of the Company shall include, without limitation, any of its direct or indirect wholly owned or majority-owned subsidiaries.


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\3.       COMPENSATION.

         3.1 As consideration for the services that the Employee shall render hereunder, the Employee shall be entitled to the following, subject to the provisions of Section 4:

                  (a) Annual Salary - During the Employment Period, Employee will receive an annual salary of $500,000 ("Annual Base Salary") which shall be increased annually in accordance with Company practices for similarly situated executives. The Annual Base Salary will be payable in accordance with the standard payroll practices of the Company.

                  (b) Variable Compensation - During the Employment Period, Employee will participate in the Company's Variable Compensation Plan and will be eligible to earn Variable Compensation in an amount up to eighty percent (80%) of Employee's Annual Base Salary. Variable Compensation shall be determined in the same manner and paid to Employee at the same time as Variable Compensation is determined and distributed to other executives of the Company and its affiliated banks.

                  (c) Incentive Award - On the Effective Date, the Company will issue to the Employee 47,000 shares of the Company's common stock, ("Restricted Stock"). The shares will be subject to the restriction that the Employee remain employed by the Company until the restrictions on the Restricted Stock lapses with such restriction lapsing with respect to the first twenty-five percent (25%) on the six-month anniversary of the Effective Date and the remaining restrictions lapsing in three equal installments on the first three anniversaries of the Effective Date, provided, however, that if the Employee's employment by Company shall be terminated on account of death, disability or any reason other than a termination by the Company for Cause, the restrictions then remaining on the Restricted Stock, if any, shall thereupon lapse. Except as otherwise provided herein, the Restricted Stock shall be issued pursuant to the terms and conditions of the Fifth Third Bancorp 1998 Long-Term Incentive Plan (the "Stock Plan").

                  (d) Option Awards - After the Effective Date, the Employee will be eligible to receive Employee option shares of the Company's common stock (an "Option") pursuant to the terms of the Company's existing Stock Plan. Each Option will have an exercise price equal to the fair market value of the stock subject thereto as of the date of grant and will be issued with the same terms and conditions of grants to other executive officers of the


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                           Company. Employee's Option will not be for less than
                           50,000 shares and may be up to 80,000 shares each year at the time that grants are made generally to the executive officers of the Company. The number of Option Shares granted annually will be adjusted so as to give the Employee the economic benefit of stock dividends, splits or other reclassifications in the same manner as such adjustments are provided to other similarly situated executives.

                  (e) The Employee shall be entitled to participate on a non-discriminatory basis with credit for term of service with CNB, with all other similarly situated employees of the Company, in any 401(k), insurance or medical insurance plan, or other benefit plan adopted by the Company, or an Affiliate of the Company and in effect from time to time, to the extent that such plan is made available to similarly situated employees of the Company and the Employee is eligible to participate in such plan under the applicable provisions thereof.

                  (f) The Employee shall be entitled to participate in any benefit plan or program made available to senior management employees of the Company, in accordance with the terms and conditions of such plan or program.

                  (g) Notwithstanding any provision contained herein or in the Affiliation Agreement, the Employee shall retain any benefit that he had accrued under any employee benefit plan sponsored by or any agreement with CNB or any of its affiliates as of the day preceding the Effective Time (as defined in the Affiliation Agreement). By way of example, and not by way of limitation, the Employee shall be entitled to all pension, retirement and/or deferred compensation accrued under such plans or as of such date.

         3.2 The Employee shall be entitled to reimbursement privileges with respect to reasonable business expenses in accordance with the Company's standard reimbursement policy for employees of the Company.

         3.3 The Employee agrees that, unless otherwise approved in writing by the Board, the Employee shall not receive any additional compensation for serving as an officer or director of the Company.

4. TERMINATION. Employment under this Agreement shall terminate prior to the

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         Expiration Date upon the occurrence of any of the following events:

         4.1 Mutual Agreement. The parties mutually agree to the termination of the Employee's employment with the Company under this Agreement. In the event of such termination (other than pursuant to the sole decision of Employee to resign other than a Resignation for Good Reason pursuant to Section 4.4) the parties shall mutually agree as to the treatment of compensation and benefits to be paid hereunder.

         4.2      Death or Total Disability.

                  (a) The Employee's employment with the Company under this Agreement shall terminate in the event of the death or Total Disability (as defined below) of the Employee.

                  (b) The Employee's right to receive Annual Base Salary under Section 3.1(a) shall terminate at the end of the month during which death or Total Disability occurs; provided, however, that whether or not a Total Disability of the Employee shall have occurred, any payments pursuant to a salary continuation or disability insurance plan of the Company shall be deducted from any salary which may otherwise be paid to the Employee during the period of the Employee's illness or incapacity; and, provided further, that Employee shall be entitled to receive any compensation that was awarded to the Employee prior to the date of termination but remains unpaid. The restrictions on the Restricted Stock described in
                           Section 3.1(c) shall lapse and the Option described in Section 3.1(d) will vest and will be exercisable in accordance with the Stock Plan, or such other relevant benefit plan.

                  (c) For the purposes of this Agreement, "Total Disability" shall be deemed to have the meaning set forth in any long term disability insurance plans in which Employee participates, or, if no such plan is in place, when the Employee shall have been unable to perform the duties of the Employee's employment by reason of illness or incapacity for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any period of fifty-two
                           (52) consecutive weeks, all as determined in good faith by the Board.

         4.3      Termination for Cause.

                  (a) The Employee's employment with the Company under this Agreement may


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                           be terminated by the Company for Cause, at any time
                           upon written notice from the Company to the Employee. For purposes of this Agreement, the term "Cause" shall be defined as: (i) any intentional and material breach of any of the terms of this Agreement by the Employee and any such breach shall not be remedied within sixty (60) days from the date the Company delivers written notice thereof to Employee specifically identifying the nature of the facts constituting Cause under any such case which such delivery of such notice shall have been expressly authorized in advance by a duly adopted resolution of the Board of Directors of the Company; (ii) the Board of Directors of Company determining in good faith and after due inquiry that Employee has committed fraud, embezzlement, misappropriation; or any serious willful misconduct in connection with his employment hereunder and such determination shall have been made in a duly adopted resolution of such Board of Directors; (iii) any violation of any statutory or common law fiduciary duty or duty of loyalty to the Company or any of the Company's clients as determined by a final nonappealable court of competent jurisdiction; (iv) any final nonappealable finding or adjudication by a court, government agency or regulatory authority that the Employee has violated any law, rule or regulation relating to the regulation of banks or financial institutions, which finding or adjudication, in the reasonable judgment of the Board, would have a material adverse effect on the reputation or business of the Company and its Affiliates on a consolidated basis; or (v) any final nonappealable order, judgment or decree (whether entered by consent or after trial or adjudication) of any court, government agency or regulatory authority which censures or imposes any sanctions on the Employee in connection with banking or financial institutions related activities or which enjoins, bars, suspends or otherwise limits the Employee from engaging in any activity in connection with the business of banking or financial institutions.

                  (b) Upon any termination pursuant to Section 4.3(a) the Employee (i) shall be entitled to all accrued but unpaid Annual Base Salary under Section 3.1(a) through the date of termination, and (ii) shall forfeit all entitlements to Variable Compensation provided under Section 3.1(b) and all other unpaid Annual Base Salary related benefits.

         4.4 Termination Other Than for Cause; Resignation by the Employee for Good Reason. If the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 4.3) or in the event of the


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                  Employee's Resignation for Good Reason, the Employee shall be entitled to receive all payments and benefits described in this Agreement, including, but not limited to, Annual Base Salary, as described in Section 3.1(a); the maximum amount of the Variable Compensation, as described in Section 3.1(b); and the maximum amount of the Incentive Award, as described in
                  Section 3.1(c) and the maximum amount of the Option Awards for the remainder of the Employment Period, provided that such payments shall be conditioned upon and subject to the Employee executing a valid general release and waiver (in a form reasonably satisfactory to the Company and the Employee) waiving all claims that the Employee may have against the Company, its subsidiaries, affiliates, employees, directors, consultants, shareholders, advisors, successors and assigns except for rights under retirement or any other benefit plans or programs. Notwithstanding any provision contained in the Stock Plan, if the Employee's employment is terminated pursuant to this Section 4.4, he shall be entitled to receive and exercise, as applicable, all of the Restricted Stock and the Option granted to him under Section 3.1(c) and 3.1(d) and this Section 4.4 (both vested and, if applicable, unvested) at any time prior to the date which is the expiration date provided when such options were granted. For purposes of this Agreement, "Resignation for Good Reason" shall mean the termination of this Agreement by the Employee within one hundred eighty (180) days after the occurrence of any of the following events (without the consent of the Employee): (i) Employee is required to move to a new principal work location that is more than 50 miles from Employee's work location while with CNB, (ii) Employee's duties under this Agreement are substantially reduced, (iii) a material breach of this Agreement by the Company (including without limitation an assignment or deemed assignment of this Agreement by Company otherwise than in compliance with Section 9 hereof), or (iv) a reduction in the Employee's Base Salary or any other compensation or benefit other than a change in benefits that applies severally to executives of the Company; provided that in each of (i) through (iv) above, the Employee serves notice on the Board within ninety days after such event specifically delineating the circumstances that he reasonably believes constitute Good Reason and allows the Company thirty days to correct such circumstances.

5. RESTRICTED ACTIVITIES. In consideration of the benefits to be derived by the Employee under this Agreement, and to preserve the goodwill associated with the business of the Company, the Employee hereby agrees to the following restrictions on the Employee's business activities:


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         5.1      (a)      As a separate and independent covenant, the Employee
                           agrees that, during the Restricted Period (as defined below), the Employee shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, while Employee maintains a office or directly conducts business with customers in any of the states of Ohio, Kentucky, Indiana, Illinois, Michigan, Florida or Arizona, (i) engage in providing Banking Services (as defined below) in any such state on behalf of any other business organization who is a competitor of the Company, (ii) personally be involved in instigating or directing another in providing Banking Services to any Client (as defined below), (iii) make any statement or take any actions intended by Employee to interfere with the Company's or any Affiliate's business relationships with any Client, (iv) personally be involved in instigating or directing another in inducing or attempting to induce any Client to enter into any banking business relationship with any person or firm other than the Company or an Affiliate relating to Banking Business of any type, (v) personally be involved in instigating or directing another to entice away from the Company any person who the Employee has actual knowledge that such person is, or was at any time during the period the Employee was employed by the Company or during the Restricted Period, employed by or associated with the Company as an executive, officer, employee. Notwithstanding any provision contained in this
                           Section 5.1(a), the restrictions contained herein shall not be applicable to any activity of the Employee or any activity of his spouse which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

                  (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending one year after termination of Employee's employment, or if later, the termination of his services as a director of the Company.

                  (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by the Company or its affiliates.

                  (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of the Company at the date of termination of employment or at any time during the two year period prior to


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                           the date of termination of Employee's employment, any
                           potential clients who to Employee's actual knowledge, have been identified and contacted by a representative of the Company with whom Employee had direct, ongoing and meaningful contact on behalf of Company during the term hereof. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         5.2 As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined above), the Employee shall not, either for the Employee's own account or on behalf of any person or entity with which the Employee is associated or affiliated, without prior written approval from the Board, directly or indirectly, own, share in earnings of, or interest in the capital stock of any person, firm or business organization which shall do or attempt to do any of the activities described in Section 5.1, except in accordance with the Employee Investment Criteria set forth below. For purposes hereof, Employee Investment Criteria shall mean an investment in capital stock which meets all of the following criteria: (a) such capital stock is listed on any national or regional securities exchange or has been registered under
                  Section 12(g) of the Exchange Act or constitutes securities of open end investment companies; (b) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares; and (c) such investment is in compliance with the Company's code of ethics. Notwithstanding any provisions contained in this Section 5.2, the restrictions contained herein shall not be applicable to any investment of the Employee or any investment of any person or entity with which the Employee is associated or affiliated which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

         5.3 The Employee agrees that, if Employee should knowingly breach any of the covenants of Section 5.1 or 5.2 above, the Restricted Periods for all such sections shall be extended by the length of time during which the Employee is in breach of any such covenant.

         5.4 The Employee and the Company agree that the periods of time and the scope applicable to the covenants of Sections 5.1 and
                  5.2 are reasonable and necessary to protect the legitimate business interests of the Company without unduly limiting the Employee's ability to obtain employment or otherwise earn a living at the same


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                  general level of economic benefit as anticipated by this
                  Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

         5.5 It is understood by and between the parties hereto that the covenants by the Employee set forth in this Section 5 are an essential element of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement and would not have entered into the Affiliation Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.

6. CONFIDENTIALITY. The Employee agrees that the Employee will not, directly or indirectly, either during the period of the Employee's employment with the Company or any time thereafter, divulge or use any information regarding the business of the Company or any of its Affiliates (including, without limitation, confidential records, Client and customer lists, computer software, data, documents, operational methods, pricing and investment policies and trade know-how and secrets) compiled by, created by, obtained by, or furnished to, the Employee while the Employee is employed by or associated with the Company; provided, however, that this obligation to maintain confidentiality shall not apply to any such information which (a) was already in the Employee's possession prior to his employment with the Company or its predecessor, (b) is or become generally available to the public other than as a result of disclosure by the Employee in violation of this Agreement, or (c) is disclosed to the Employee on a nonconfidential basis from a source other than the Company and not known by the Employee to be subject to a confidentiality agreement between such source and the Company. All materials, records and documents (whether in writing or other tangible form, including electronic media) made by the Employee or coming into the Employee's possession concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates. Upon the termination of the Employee's employment hereunder for any reason or upon the request of the Company during the Employment Period, the Employee shall promptly deliver such materials, records and documents, and all copies thereof, to the Company or to any Affiliate designated by the Company. The Employee's covenants contained in this
         Section 6 shall be enforceable as provided in Section 7 following such termination.


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7.       SPECIFIC PERFORMANCE. The Employee's covenants contained in Sections 5 and 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable following such termination. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates any of the terms of Sections 5 and 6 and that the Company may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections, in each case without proof of actual damages.

8. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee's performance of the Employee's obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

9. ASSIGNMENT. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any merger or consolidation of the Company (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Company (or any direct or indirect parent thereof) shall be deemed an assignment in violation of the terms of this Section 9. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and permitted assigns.

10. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

11. WAIVERS. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in party by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party. The waiver by either party of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.


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12.      NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed effective (a) when delivered personally, (b) one
         (1) day after deposit with a commercial overnight courier with written verification of receipt, or (c) on the date of receipt, mail by certified, return receipt requested, mail postage prepaid. All communications will be sent to the party to whom they are directed at the addresses set forth below:

         (a)      If to Employee:         James J. Giancola

                                          --------------------

                                          --------------------

                                          --------------------


         (b)      If to the Company:      Fifth Third Bancorp
                                          38 Fountain Square Plaza
                                          Cincinnati, Ohio 45263
                                          Attention: President & CEO

                  With Copies to:         Fifth Third Bancorp
                                          38 Fountain Square Plaza
                                          Cincinnati, Ohio 45263
                                          Attention: General Counsel

         Any party may change the address to which such notices are to be sent by giving the other parties notice thereof in the manner set forth.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Without limitation, nothing in this Agreement shall be construed (i) as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Period, and Employee specifically acknowledges that if Employee continues to be employed by the Company thereafter, Employee shall be an employee-at-will of the Company, and (ii) to change , alter, amend or supercede any right Employee may have under any benefit plan, severance plan, Change-In-Control Agreement or other agreement or arrangement with CNB.

14. EFFECTIVENESS OF AGREEMENT. This Agreement is effective as of the date hereof with the


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         Employment Period beginning at the Effective Time as provided in
         Section 1.

15. NO AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. GENDER. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles hereof.

20. ARBITRATION. Any disputes between the Company and the Employee under this Agreement shall be submitted to final and binding arbitration before a panel of three arbitrators in Indianapolis, Indiana in accordance with the rules of the American Arbitration Association then in effect. Any legal costs incurred by the Employee shall be reimbursed by the Company as and when paid by the Employee in an amount up to but not to exceed $50,000. If the Employee does not prevail in any such dispute the Employee shall reimburse the Company for all legal expenses advanced to the Employee.


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             FIFTH THIRD BANCORP

                                      By:    ________________________________

                                      Its:   ________________________________

                                             EMPLOYEE

                                             ________________________________
                                             James  J. Giancola


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